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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

   IMATRON ANNOUNCES EXPIRATION OF ANTITRUST WAITING PERIOD IN CONNECTION WITH
                   ITS PENDING ACQUISITION BY GENERAL ELECTRIC

SO. SAN FRANCISCO, CALIF., NOVEMBER 21, 2001 -- IMATRON INC. (NASDAQ: IMAT), manufacturer of Electron Beam Tomography (EBT) scanners, today announced that it has received notice that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired for its proposed acquisition by General Electric Company (NYSE: GE). Expiration or early termination of the Hart-Scott-Rodino waiting period was a condition to completion of the acquisition. Completion of the acquisition remains subject to certain other customary conditions. Imatron has mailed to its stockholders the definitive proxy statement relating to the special meeting of its stockholders that will be held on December 19, 2001, and expects completion of the transaction by the end of calendar year 2001.

This news release shall not constitute an offer of any securities for sale. GE and Imatron Inc. has mailed and filed a proxy statement/prospectus, copies of which document has been provided to stockholders of Imatron Inc. In addition, this document and other relevant documents concerning the transaction will be filed with the Securities Exchange Commission and copies will be available free of charge from the Commission's website (www.sec.gov) and from GE and Imatron. This proxy statement/prospectus will contain important information, and investors are urged to read this document. Investors should read the joint proxy/prospectus carefully before making any voting or investment decisions.

     EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON CURRENT EXPECTATIONS AND ESTIMATES ABOUT THE INDUSTRY IN WHICH IMATRON OPERATES, THE ESTIMATED IMPACT OF CERTAIN TECHNOLOGICAL ADVANCES, THE ESTIMATED IMPACT OF PUBLISHED RESEARCH STUDIES ON SCANNER SALES AND PROCEDURES, AS WELL AS MANAGEMENT'S BELIEFS AND ASSUMPTIONS. IT IS IMPORTANT TO NOTE THAT IMATRON'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, AMONG OTHERS; FAILED CLINICAL DEMONSTRATION OF CERTAIN ASSERTED TECHNOLOGICAL ADVANTAGES AND DIAGNOSTIC CAPABILITIES; RELIANCE ON PRODUCT DISTRIBUTORS; COMPETITION IN THE DIAGNOSTIC IMAGING MARKET; FAILURE TO IMPROVE PRODUCT RELIABILITY OR INTRODUCE NEW PRODUCT MODELS AND ENHANCEMENTS; DELAYS IN PRODUCTION AND DIFFICULTY IN OBTAINING COMPONENTS AND SUB-ASSEMBLIES FROM LIMITED SOURCES OF SUPPLY; INABILITY TO MEET CASH-ON-DELIVERY OR PREPAYMENT TERMS FROM VENDORS; DETERMINATIONS BY REGULATORY AND ADMINISTRATIVE GOVERNMENT AUTHORITIES; PATENT EXPIRATION AND DENIAL OF PATENT APPLICATIONS; THE HIGH COST OF THE SCANNER AS COMPARED TO COMMERCIALLY AVAILABLE CT SCANNERS; AND THE RISK FACTORS LISTED FROM TIME TO TIME IN IMATRON'S SECURITIES AND EXCHANGE COMMISSION REPORTS, INCLUDING THEIR REPORTS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000.